Exhibit 99.1

CONTACT:	Sameer Gokhale (Investors)	FOR IMMEDIATE RELEASE
	513-534-2219	MAY 21, 2018
Larry Magnesen (Media)
513-534-8055

Fifth Third Bancorp to merge with MB Financial, Inc. creating a leading retail and commercial franchise in the attractive Chicago market

Transaction expected to create significant shareholder value

Cincinnati, Ohio and Chicago, Illinois – Fifth Third Bancorp (Nasdaq: FITB; www.53.com) and MB Financial, Inc. (Nasdaq: MBFI; www.mbfinancial.com) jointly announced today the signing of a definitive merger agreement under which MB Financial, Inc. (“MB Financial”) will merge with Fifth Third Bancorp (“Fifth Third”) in a transaction valued at approximately $4.7 billion. Approximately 90 percent of the consideration will be in stock with the rest in cash.

Based on the closing price of Fifth Third’s common shares on May 18, 2018, common shareholders of MB Financial will receive $54.20 of total consideration, consisting of 1.45 shares of Fifth Third common stock and $5.54 in cash for each share of MB Financial common stock. The consideration implies a premium of approximately 24 percent to MB Financial’s closing share price on May 18, 2018. In conjunction with the closing of the transaction, two members of MB Financial’s Board of Directors are expected to join the Fifth Third Bancorp Board.

Chicago-based MB Financial is the holding company for MB Financial Bank, N.A. MB Financial has approximately $20 billion in assets with a history of successfully serving the Chicago market for over 100 years. MB Financial is well recognized as a leader in serving middle-market customers, for its strong deposit franchise, and for its customer centric corporate culture.

The merger will result in a total Chicago deposit market share of 6.5 percent, ranking the combined company fourth in total deposits and second in estimated retail deposits among the nearly 200 banks in the marketplace. Additionally, the combined company will have a 20 percent share of middle market relationships in Chicago, ranking it second.

“There were no other potential partners of the same caliber as MB Financial in the Chicago market, and we are very pleased to reach an agreement to merge our companies. We view MB Financial as a unique partner in our efforts to build scale in this strategically important market. Customers of both banks will benefit from greater convenience and the complementary capabilities that our banks, together, can offer,” said Greg D. Carmichael, chairman, president and CEO of Fifth Third Bancorp.

“In addition to its strategic importance, this merger is expected to drive significant financial benefits. We expect our investment to generate an IRR of approximately 18.5 percent and to be accretive to our operating EPS in the first year, with accretion of nearly 7 percent in the second year, once cost savings are fully realized. Furthermore, we not only expect the merger to accelerate our progress towards our NorthStar financial targets but also raise them above our previous guidance,” Carmichael added.

“This merger also allows us to leverage MB Financial’s talented management team. That begins with the selection of Mitch Feiger as Chairman and CEO for our Chicago region, and we expect it to include other key members of the MB Financial leadership team. On a combined basis, we will have the best talent in the market,” Carmichael commented.

“Teaming up with Fifth Third allows us to leverage our complementary capabilities for the benefit of our customers and the communities we serve,” said Mitchell Feiger, president and CEO of MB Financial. “I am very excited to lead the combined organization in Chicago. Our commercial expertise and strong credit culture complement the strengths of Fifth Third in large corporate lending, capital markets, wealth management and the payments business. Both organizations are committed to a successful integration.”

“We both have a history of keeping the customer at the center of all we do and improving lives in the communities we serve. We are proud that both Fifth Third and MB Financial have received ‘Outstanding’ performance evaluations under the Community Reinvestment Act,” Feiger further added.

Over the last two years, Fifth Third has invested $1.9 billion in the Chicago region, ahead of the originally planned pace of its five-year Community Commitment. As a result of the combination, Fifth Third plans to further increase its Chicago area commitment, after consultation with its Community Advisory Forum.

The transaction is expected to reduce Fifth Third’s regulatory common equity Tier 1 (CET1) ratio by approximately 45 basis points. The pro forma tangible common equity to tangible assets (TCE) ratio of the combined entity is projected to be 8.2 percent at closing.

Fifth Third intends to complete its 2017 CCAR buyback plan by repurchasing up to $235 million of its shares of common stock before the beginning of the proxy solicitation in connection with the MB Financial shareholder vote on the transaction, and, subject to regulatory approvals, may repurchase additional shares after the vote. The timing and amount of this repurchase activity is subject to market conditions and applicable securities laws.

The transaction is subject to the satisfaction of all customary closing conditions, including regulatory approvals as well as the approval of MB Financial shareholders.

Citi served as financial advisor and Simpson Thacher & Bartlett LLP served as legal advisor to Fifth Third. Sandler O’Neill + Partners served as financial advisor and Silver Freedman, Taff & Tiernan LLP and Vedder Price served as legal counsel to MB Financial.

Conference Call/Webcast Information

Fifth Third’s management team and MB Financial‘s CEO Mitch Feiger will host a conference call at 9:00 AM ET (8:00 AM CT) on May 21, 2018, to discuss the strategic and financial implications of the business combination. The call may be accessed via webcast through the Fifth Third Investor Relations website at www.53.com, under the Investor Events section. Those unable to listen to the live call may access a webcast replay through the Fifth Third Investor Relations website. Additionally, a telephone replay of the conference call will be available until approximately June 6, 2018 by dialing (800) 585-8367 for domestic access or (404) 537-3406 for international access (passcode 4869329#). Materials may be accessed through the Investor Relations section of Fifth Third’s website at approximately 6:30 AM ET (5:30 AM CT).

About Fifth Third Bancorp (Nasdaq: FITB)

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2018, the Company had $142 billion in assets and operated 1,153 full-service Banking Centers and 2,459 ATMs with Fifth Third branding in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to more than 54,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending and Wealth & Asset Management. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2018, had $363 billion in assets under care, of which it managed $37 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the Nasdaq® Global Select Market under the symbol “FITB.” Fifth Third Bank was established in 1858. Member FDIC.

About MB Financial, Inc. (Nasdaq: MBFI)

MB Financial, Inc. is the Chicago-based holding company for MB Financial Bank, which has approximately $20 billion in assets and a more than one hundred year history of building deep and lasting relationships with middle-market companies and individuals. MB offers a full range of powerful financial solutions and the expertise and experience of bankers who are focused on their clients’ success. Learn more about MB Financial, Inc. at http://mbfinancial.com

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Fifth Third Bancorp will file with the SEC a Registration Statement on Form S-4 that will include the Proxy Statement of MB Financial, Inc. and a Prospectus of Fifth Third Bancorp, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Fifth Third Bancorp and MB Financial, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Fifth Third Bancorp at ir.53.com or from MB Financial, Inc. by accessing MB Financial, Inc.’s website at investor.mbfinancial.com. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Fifth Third Investor Relations at Fifth Third Investor Relations, MD 1090QC, 38 Fountain Square Plaza, Cincinnati, OH 45263, by calling (866) 670-0468, or by sending an e-mail to ir@53.com or to MB Financial, Attention: Corporate Secretary, at 6111 North River Road, Rosemont, Illinois 60018, by calling (847) 653-1992 or by sending an e-mail to dkoros@mbfinancial.com.

Fifth Third Bancorp and MB Financial, Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MB Financial, Inc. in respect of the transaction described in the Proxy Statement/Prospectus. Information regarding Fifth Third Bancorp’s directors and executive officers is contained in Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 6, 2018, which are filed with the SEC. Information regarding MB Financial, Inc.’s directors and executive officers is contained in its Proxy Statement on Schedule 14A filed with the SEC on April 3, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Fifth Third Bancorp’s and MB Financial, Inc.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in Fifth Third Bancorp’s and MB Financial, Inc.’s reports filed with or furnished to the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval of the merger by MB Financial, Inc.’s stockholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the businesses of MB Financial, Inc. or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Fifth Third Bancorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

#    #    #

4